Exhibit 99.1

HireQuest Reports Financial Results for Third Quarter 2025

GOOSE CREEK, South Carolina – November 6, 2025 – HireQuest, Inc. (Nasdaq: HQI), a national franchisor of on-demand staffing and executive search services, today reported financial results for the third quarter ended September 30, 2025.

Rick Hermanns, HireQuest’s President and Chief Executive Officer, commented, “The U.S. staffing industry continued to contend with a muted hiring landscape in the third quarter, as employers maintained a wait and see approach to their hiring activities. Nonetheless, we remain solidly profitable thanks to the strength of our franchise model and our disciplined expense management throughout the business.

“Despite continued macroeconomic uncertainty weighing on top-line performance in the third quarter, there were some bright spots across our franchisee network, particularly in temporary and day labor staffing. Even in executive search and permanent placement, which has experienced a sharper downturn over the past ten quarters, our current franchisees have started to see some improvement in recent months. Importantly, we have 25 years of experience successfully and profitably operating through all types of economic cycles and remain focused on supporting our franchisees and customers, continuing to expand our geographic footprint and leveraging our proven business model so that we are well positioned to drive improved profitability as the market improves,” Mr. Hermanns concluded.

Third Quarter 2025 Review

Franchise royalties in the third quarter of 2025 were $8.1 million compared to $9.0 million in the prior-year period. Service revenue was $387,000 compared to $428,000 in the prior-year period.

Total revenue in the third quarter of 2025 was $8.5 million compared to $9.4 million in the prior year period, a decrease of 9.8%.

SG&A expenses in the third quarter of 2025 were $5.1 million compared to $5.4 million in the third quarter of 2024, a decrease of 5.7%. Workers’ compensation benefit in the quarter was approximately $99,000 compared to net workers’ compensation expense of $499,000 in the prior-year period.

Depreciation and amortization in the third quarter of 2025 was approximately $752,000, compared to $697,000 in the third quarter of 2024.

Interest and other financing expense in the third quarter of 2025 was approximately $63,000 compared to $268,000 for the third quarter of 2024. Interest and other financing expense will fluctuate as the Company utilizes the line of credit for acquisitions or other short-term liquidity needs.

Net income in the third quarter of 2025 was $2.3 million or $0.16 per diluted share, compared to a net loss of $(2.2 million), or $(0.16) per diluted share, in the third quarter of 2024.

Adjusted net income for the quarter was $3.4 million, or $0.24 per diluted share compared to adjusted net income of $2.8 million, or $0.20 per diluted share in the third quarter of 2024.

Adjusted EBITDA for the third quarter of 2025 was $4.7 million compared to $4.9 million in the third quarter of 2024.

System-wide sales for the third quarter of 2025 decreased 10.1% to $133.6 million compared to $148.6 million for the third quarter of 2024.

Year-To-Date 2025 Review

Franchise royalties for the nine months ended September 30, 2025, were $22.4 million compared to $25.0 million for the same period in 2024. Service revenue was $1.3 million compared to $1.5 million in the prior-year period.

Total revenue was $23.6 million compared to $26.5 million in the first nine months of 2024, a decrease of 11.0%.

SG&A expenses in the first nine months of 2025 were $16.2 million compared to $16.3 million for the same period of 2024. Workers' compensation expense was approximately $56,000 for the nine months compared to approximately $1.6 million for the same period in 2024.

Interest and other financing expense for the nine months ended September 30, 2025, was approximately $277,000, compared to $763,000 in the prior year period.

Net income in the year-to-date period for 2025 was $4.7 million, or $0.34 per diluted share, compared to net income of $1.5 million, or $0.10 per diluted share, in the same year-ago period.

Adjusted net income for the nine month period was $7.3 million, or $0.52 per diluted share consistent with adjusted net income of $7.3 million, or $0.52 per diluted share in the first nine months of 2024.

Adjusted EBITDA for the nine months ended September 30, 2025, was $10.7 million compared to $12.3 million in the same prior-year period.

System-wide sales for the first nine months of 2025 decreased 11.9% to $377.9 million compared to $428.8 million in the same period of 2024.

Balance Sheet and Capital Structure

Cash was $1.1 million as of September 30, 2025, compared to $2.2 million as of December 31, 2024. Total assets were $94.9 million as of September 30, 2025, compared to $94.0 million as of December 31, 2024. Total liabilities were $27.1 million as of September 30, 2025, compared to $29.2 million as of December 31, 2024.

Working capital as of September 30, 2025, was $31.5 million compared to $25.1 million as of December 31, 2024.

As of September 30, 2025, assuming continued covenant compliance, availability under the line of credit was approximately $42.5 million based on eligible collateral, less letter of credit reserves, bank product reserves, and current advances.

On September 15, 2025, the Company paid a quarterly cash dividend of $0.06 per share of common stock to shareholders of record as of September 1, 2025. The Company intends to pay a $0.06 cash dividend on a quarterly basis, but the declaration of any dividend and the exact amount each quarter will be based on its business results and financial position and is subject to board of director discretion.

Conference Call

HireQuest will hold a conference call to discuss its financial results.

Date:	Thursday, November 6, 2025
Time:	4:30 p.m. Eastern Time
Toll-free dial-in number:	888-506-0062
International dial-in number:	973-528-0011
Entry code:	893459

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast live and available for replay at https://www.webcaster5.com/Webcast/Page/2359/53081 and via the investor relations section of HireQuest’s website at https://hirequest.com/.

A replay of the conference call will be available through Thursday, November 20, 2025.

Toll-free replay number:	877-481-4010
International replay number:	919-882-2331
Replay passcode:	53081

About HireQuest

HireQuest is a franchisor of staffing solutions with a presence across the U.S. and international markets. Through its primary divisions - HireQuest Direct, HireQuest Health, MRINetwork, Snelling, and TradeCorp - the company provides temporary, direct-hire, and contract staffing solutions across industries, including construction, light industrial, healthcare, finance, manufacturing, cybersecurity, and engineering. From on-demand staffing to executive search, HireQuest's divisions operate as one team for our customers - delivering workforce solutions that drive growth and change lives. For more information, visit www.hirequest.com

Important Cautions Regarding Forward-Looking Statements

This news release includes, and the company’s officers and other representatives may sometimes make or provide certain estimates and other forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, among others, statements with respect to future economic conditions, future revenue or sales and the growth thereof; operating results; anticipated benefits of acquisitions, or the status of integration of those entities; the declaration, or not, of future dividends; and other similar statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.

While the company believes these statements are accurate, forward-looking statements are not historical facts and are inherently uncertain. They are based only on the company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. The company cannot assure you that these expectations will occur, and its actual results may be significantly different. Therefore, you should not place undue reliance on these forward-looking statements. Important factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by the company include the following: the level of demand and financial performance of the temporary staffing industry; the financial performance of the company’s franchisees; changes in customer demand; economic uncertainty caused by macroeconomic trends including potential inflation or a recessionary environment; uncertainty in the supply chain or economy caused by Russia’s invasion of Ukraine, the war between Israel and Palestine, or other global conflict; the relative success or failure of acquisitions and new franchised offerings; our success in reducing workers’ compensation expenses; the extent to which the company is successful in gaining new long-term relationships with customers or retaining existing ones, and the level of service failures that could lead customers to use competitors’ services; significant investigative or legal proceedings including, without limitation, those brought about by the existing regulatory environment or changes in the regulations governing the temporary staffing industry and those arising from the action or inaction of the company’s franchisees and temporary employees; strategic actions, including acquisitions and dispositions and the company’s success in integrating acquired businesses including, without limitation, successful integration following any of our various acquisitions; success or failure in determining how to allocate capital; disruptions to the company’s technology network including computer systems and software; natural events such as severe weather, fires, floods, and earthquakes, or man-made or other disruptions of the company’s operating systems; and the factors discussed in the “Risk Factors” section and elsewhere in the company’s most recent Annual Report on Form 10-K and the quarterly reports on Form 10-Q filed thereafter.

Any forward-looking statement made by the company or its management in this news release is based only on information currently available to the company and speaks only as of the date on which it is made. The company and its management disclaim any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, based on the occurrence of future events, the receipt of new information, or otherwise, except as required by law.

Non-U.S. GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management uses these non-U.S. GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for U.S. GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with U.S. GAAP. Management believes the presentation of non-U.S. GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-U.S. GAAP measures are not formally defined under U.S. GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to U.S. GAAP financial measures, our management believes these non-U.S. GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-U.S. GAAP measures. See the tables below for a reconciliation of these non-U.S. GAAP measures to the most directly comparable U.S. GAAP financial measures.

Company Contact:

HireQuest, Inc.

David Hartley, Chief Financial Officer

(800) 835-6755

Email: cdhartley@hirequest.com

Investor Relations Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

(203) 972-9200

Email: hirequest@imsinvestorrelations.com

- Tables Follow -

HireQuest, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except par value data)	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash	$ 1,102	$ 2,219
Accounts receivable, net of allowance of $321 and $275	46,937	42,348
Notes receivable	1,364	1,166
Prepaid expenses, deposits, and other assets	3,190	2,413
Prepaid workers' compensation	1,279	1,094
Total current assets	53,872	49,240
Property and equipment, net	4,078	4,149
Workers’ compensation claims payment deposit	1,253	1,127
Franchise agreements, net	18,442	19,737
Other intangible assets, net	7,400	8,442
Goodwill	1,633	1,633
Deferred tax asset	1,948	2,073
Other assets	37	57
Notes receivable, net of current portion and allowance of $1.1 million and $773 thousand, respectively	5,488	6,664
Intangible asset held for sale - discontinued operations	791	891
Total assets	$ 94,942	$ 94,013
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 399	$ 174
Line of credit	2,203	6,829
Term loan payable	-	88
Other current liabilities	2,067	2,018
Accrued payroll, benefits, and payroll taxes	1,861	2,557
Due to franchisees	11,644	7,579
Risk management incentive program liability	1,027	1,252
Workers' compensation claims liability	3,212	3,599
Total current liabilities	22,413	24,096
Workers' compensation claims liability, net of current portion	2,302	2,707
Franchisee deposits	2,400	2,406
Total liabilities	27,115	29,209

Stockholders' equity
Preferred stock - $0.001 par value, 1,000 shares authorized; none issued	-	-
Common stock - $0.001 par value, 30,000 shares authorized; 14,104 and 14,073 shares issued, respectively	14	14
Additional paid-in capital	37,110	36,286
Treasury stock, at cost - 49 shares	(146)	(146)
Retained earnings	30,849	28,650
Total stockholders' equity	67,827	64,804
Total liabilities and stockholders' equity	$ 94,942	$ 94,013

HireQuest, Inc.

Consolidated Statement of Income

(unaudited)

	Three months ended		Nine months ended
(in thousands, except per share data)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Franchise royalties	$ 8,110	$ 8,988	$ 22,355	$ 25,029
Service revenue	387	428	1,253	1,486
Total revenue	8,497	9,416	23,608	26,515
Selling, general and administrative expenses	5,070	5,379	16,187	16,286
Goodwill and intangible asset impairment charge	230	6,035	230	6,035
Depreciation and amortization	752	697	2,221	2,092
Income (loss) from operations	2,445	(2,695)	4,970	2,102
Other miscellaneous income (expense)	35	(65)	195	12
Interest income	131	138	393	424
Interest and other financing expense	(63)	(268)	(277)	(763)
Net income (loss) before income taxes	2,548	(2,890)	5,281	1,775
Provision for (benefit from) income taxes	137	(725)	362	172
Net income (loss) from continuing operations	2,411	(2,165)	4,919	1,603
Loss from discontinued operations, net of tax	(107)	(42)	(192)	(152)
Net income (loss)	$ 2,304	$ (2,207)	$ 4,727	$ 1,451

Basic earnings (loss) per share
Continuing operations	$ 0.17	$ (0.16)	$ 0.35	$ 0.12
Discontinued operations	-	-	(0.01)	(0.01)
Total	$ 0.17	$ (0.16)	$ 0.34	$ 0.11

Diluted earnings (loss) per share
Continuing operations	$ 0.17	$ (0.16)	$ 0.35	$ 0.11
Discontinued operations	(0.01)	-	(0.01)	(0.01)
Total	$ 0.16	$ (0.16)	$ 0.34	$ 0.10

Weighted average shares outstanding
Basic	13,959	13,834	13,941	13,817
Diluted	13,976	13,834	13,962	13,907

HireQuest, Inc.

Non-U.S. GAAP - Reconciliation of Net Income to Adjusted EBITDA

(unaudited)

	Three months ended		Nine months ended
(in thousands)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net income (loss)	$ 2,304	$ (2,207)	$ 4,727	$ 1,451
Interest expense	63	268	277	763
Provision for (benefit from) income taxes	137	(725)	362	172
Depreciation and amortization	752	697	2,221	2,092
EBITDA	3,256	(1,967)	7,587	4,478
WOTC related costs	186	134	500	326
Non-cash compensation	345	549	824	1,249
Goodwill and intangible asset impairment charge	330	6,035	330	6,035
Acquisition related charges, net	284	100	1,130	111
Write down of note receivable	250	75	353	125
Adjusted EBITDA	$ 4,651	$ 4,926	$ 10,724	$ 12,324

HireQuest, Inc.

Non-U.S. GAAP - Reconciliation of Net Income to Adjusted Net Income

(unaudited)

	Three months ended		Nine months ended
(in thousands)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net income	$ 2,304	$ (2,207)	$ 4,727	$ 1,451
Amortization of acquired intangibles	558	6,035	1,638	1,619
Goodwill and intangible asset impairment	330	6,035	330	6,035
Acquisition related charges, net	284	100	1,130	111
Write down of notes receivable	250	75	353	125
Tax effect of adjustments (1)	(370)	(1,755)	(897)	(2,051)
Adjusted net income	$ 3,356	$ 2,787	$ 7,281	$ 7,290

Adjusted net income per diluted share	$ 0.24	$ 0.20	$ 0.52	$ 0.52
Weighted average diluted shares outstanding	13,976	13,924	13,962	13,907
(1) the tax effect includes the application of our estimated combined statutory rate of 26% to all taxable/deductible adjustments.

HireQuest, Inc.

Non-U.S. GAAP - Supplemental SG&A Breakdown

(unaudited)

	Three months ended		Nine months ended
(in thousands)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Core SG&A	$ 4,574	$ 4,604	$ 14,443	$ 14,125
Net workers' compensation expense (benefit)	(99)	499	56	1,618
MRINetwork advertising fund expenses	61	101	205	307
Acquisition related charges, net	284	100	1,130	111
Write down of notes receivable	250	75	353	125
SG&A	$ 5,070	$ 5,379	$ 16,187	$ 16,286